Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of Benson Hill, Inc., a Delaware corporation (the “Company”), I, Adrienne Elsner, Chief Executive Officer and I, Dean Freeman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:
(1)    the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    the information contained in the Annual Report on Form 10-K fairly presents, in all materials respects, the financial condition and results of operations of the Company.
A signed original of these written statements required by Section 906 has been provided to Benson Hill, Inc. and will be retained by Benson Hill, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 14, 2024    /s/ Adrienne Elsner
Adrienne Elsner
Chief Executive Officer
(Principal Executive Officer)

Date: March 14, 2024    /s/ Dean Freeman
Dean Freeman
Chief Financial Officer
(Principal Financial Officer)